Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Climb Global Solutions, Inc.

Eatontown, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257231, 333-237670, and 333-184573) of Climb Global Solutions, Inc. of our reports dated March 5, 2024, relating to the consolidated financial statements and schedule, and the effectiveness of Climb Global Solutions, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Woodbridge, New Jersey

March 5, 2024